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EXHIBIT 32.2

Certification of Principal Financial Officer

        Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Owens-Illinois, Inc. (the "Company") hereby certifies that to such officer's knowledge:

            (i)  the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

           (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2007	/s/ Edward C. White Edward C. White Senior Vice President and Chief Financial Officer Owens-Illinois, Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32.2
Certification of Principal Financial Officer